SECURITY ULTRA FUND
FILE NO. 811-1316
CIK NO. 0000088676

A SPECIAL  MEETING OF THE FUND'S  SHAREHOLDERS  WAS HELD ON APRIL 17, 2002,  AND
WITH  RESPECT TO PROPOSAL  NUMBER 2, WAS  ADJOURNED  UNTIL APRIL 30,  2002.  THE
RESULTS OF VOTES  TAKEN  AMONG  SHAREHOLDERS  ON THE  PROPOSAL  BEFORE  THEM ARE
REPORTED BELOW. EACH VOTE REPORTED  REPRESENTS A SINGLE SHARE HELD ON THE RECORD
DATE FOR THE MEETING.

PROPOSAL #1: To approve an amendment of the  Investment  Management and Services
Agreement with Security Management Company, LLC and Security Ultra Fund.

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                                                VOTES
                                     --------------------------     TOTAL NUMBER
                                                      AGAINST/       OF SHARES
       FUNDS                             FOR        ABSTENTIONS        VOTED
--------------------------------------------------------------------------------
Security Ultra Fund                   9,967,204      2,311,836       12,279,040
--------------------------------------------------------------------------------

PROPOSAL #2:  To approve the Class A Distribution Plan for Security Ultra Fund.

--------------------------------------------------------------------------------
                                               VOTES
                                     --------------------------     TOTAL NUMBER
                                                      AGAINST/       OF SHARES
       FUNDS                             FOR        ABSTENTIONS        VOTED
--------------------------------------------------------------------------------
Security Ultra Fund                   9,967,204      2,311,836       12,279,040
--------------------------------------------------------------------------------

PROPOSAL #3: To approve a proposal to change the name of  "Security  Ultra Fund"
to "Security Mid Cap Growth Fund".

--------------------------------------------------------------------------------
                                               VOTES
                                     --------------------------     TOTAL NUMBER
                                                      AGAINST/       OF SHARES
       FUNDS                             FOR        ABSTENTIONS        VOTED
--------------------------------------------------------------------------------
Security Ultra Fund                  11,403,576       875,464        12,279,040
--------------------------------------------------------------------------------